UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 2 on Form 8-K/A (this “Amendment”) is being filed by Latch, Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company on July 3, 2023, which was amended by Amendment No. 1, filed on September 18, 2023 (the “First Amendment” and, as so amended, the “Prior Report”). The Prior Report was filed in connection with the completion, on July 3, 2023 (the “Closing Date”), of the acquisition by the Company of Honest Day’s Work, Inc. (“HDW”). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, HDW, LS Key Merger Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub 1”), and LS Key Merger Sub 2, LLC, a wholly owned subsidiary of the Company (“Merger Sub 2”), (i) Merger Sub 1 merged with and into HDW, with HDW continuing as the surviving corporation, and subsequently, (ii) HDW merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of the Company (collectively, the “Acquisition”).
This Amendment is being filed for the purpose of completing the Company’s obligation to file the pro forma financial statements required in connection with the Acquisition by Item 9.01 of Form 8-K, and this Amendment should be read in conjunction with the Prior Report. No changes are being made to the Prior Report other than to add the disclosure set forth in this Amendment.
Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The audited financial statements of HDW as of December 31, 2022 and for the period from June 24, 2022 (inception) through December 31, 2022, together with the related notes and auditor’s report thereon, were filed with the First Amendment.
HDW was formed June 24, 2022. As a result, HDW has no financial statements as of and for the year ended December 31, 2021.
The unaudited financial statements of HDW as of and for the three months ended March 31, 2023, together with the notes thereto, were filed with the First Amendment.
(b) Pro Forma Financial Information.
As a result of the Company’s restatement of certain of its historical financial statements (the “Restatement”), (i) the Company’s financial statements as of and for the year ended December 31, 2022 were not issued until the Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 on December 19, 2024 and (ii) the Company’s financial statements as of and for the three months ended March 31, 2023 were not issued until the Company filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2023 on March 26, 2025. Accordingly, the Company was unable to timely file the pro forma combined financial information of HDW and the Company.
The unaudited pro forma condensed combined balance sheet as of March 31, 2023 and unaudited pro forma combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022, giving effect to the Acquisition and the transactions contemplated by the Merger Agreement as if they had been completed on such dates, and the related notes thereto, are filed as Exhibit 99.1 to this Amendment and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1
Unaudited pro forma condensed combined financial statements of Latch, Inc., giving effect to the acquisition of Honest Day’s Work, Inc., including the unaudited pro forma condensed combined balanced sheet as of March 31, 2023 and the unaudited pro forma combined statement of operations for the three months ended March 31, 2023 and the year ended December 31, 2022.

99.2
Audited Financial Statements of Honest Day’s Work, Inc. as of December 31, 2022 and for the period from June 24, 2022 (Inception) through December 31, 2022 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on September 18, 2023).

99.3
Financial Statements of Honest Day’s Work, Inc. as of and for the quarter ended March 31, 2023 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on September 18, 2023).

104	Cover Page Interactive Data File, formatted in Inline XBRL and embedded within the Interactive Data Files submitted under Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	March 26, 2025	By:	/s/ Jeff Mayfield
		Name:	Jeff Mayfield
		Title:	Chief Financial Officer